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                                                                    Exhibit 3.36

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 06:30 PM 12/21/2001
                                                          010664528 - 2398062

                           U.S.I. HOLDINGS CORPORATION
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                      SERIES Y CONVERTIBLE PREFERRED STOCK

                                   ----------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                                   ----------

          We, the undersigned, Chief Executive Officer and Secretary, respectively, of U.S.I. HOLDINGS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), in accordance with the provisions of Section 151 of the GCL, do hereby certify that the Board of Directors of the Corporation duly adopted the following resolution on December 5, 2001:

          RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation of the Corporation, this Board of Directors hereby creates and authorizes the issuance of a series of the Preferred Stock of the Corporation and hereby fixes the designation, dividend rate, redemption provisions, voting powers, rights on liquidation or dissolution, conversion rights and other preferences and relative participating, optional or special rights, and the qualifications, limitations or restrictions thereof, as follows:

          1. Designation: Number of Shares. There is hereby created from the
             -----------------------------
authorized and unissued shares of Preferred Stock a series of Preferred Stock designated as the Corporation's "Series Y Preferred Stock". The number of authorized shares of Series Y Preferred Stock shall be 6,500,000. As used in this Certificate of Designations, the term "Series Y Original Issue Date" shall mean, with respect to any issued and outstanding share of Series Y Preferred Stock, the date of original issuance by the Company of such share upon purchase by the original holder thereof.

          2. Voting. (a) Except as otherwise expressly provided herein or as
             ------
required by law, the holder of each outstanding share of Series Y Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock of the Corporation (the "Common Stock") into which such outstanding share of Series Y Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required


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                                      -2-

by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series Y Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          (b) So long as any shares of Series Y Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series Y Preferred Stock, voting as a separate class, create any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over the Series Y Preferred Stock with respect to dividends, redemption, liquidation, merger, conversion, voting or other rights. No vote of the holders of shares of Series Y Preferred Stock shall be required to create any security which is on a parity with the Series Y Preferred Stock and which has liquidation, merger and dividend preferences or conversion rights commensurate with its purchase price.

          (c) So long as any shares of Series Y Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series Y Preferred Stock, voting as a separate class, alter or change the rights, preferences or privileges of the shares of Series Y Preferred Stock so as to affect adversely the holders of the altered or changed series.

          (d) So long as any shares of Series Y Preferred Stock are outstanding, the Corporation shall not nor shall it permit any of its subsidiaries to, without the approval of the holders of the majority of the outstanding shares of Series Y Preferred Stock, voting as a separate class, purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock or Non-Voting Common Stock of the Corporation (the "Non-Voting Common Stock," and, together with the Common Stock, hereinafter referred to as "Common Shares"), provided, however, that this restriction shall
                                 --------  -------
not apply to the repurchase of shares of Common Stock from employees, officers or directors of or consultants to the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment or services, and rights of first refusal upon certain proposed transfers of securities by such individuals.

          (e) Whenever, at any time or times, (i) the Series Y Liquidation Preference shall be due and payable by the Corporation and such amount shall not have been paid within 30 days of the date it first becomes due and payable; (ii) the Corporation is in default under any registration rights granted to the holders of Series Y Preferred Stock; (iii) any designee of any of the holders of Series Y Preferred Stock to the Board of Directors of the Corporation shall have been nominated by such holders and not elected; or (iv) the holders of the out-

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                                      -3-

standing Series R or Series W Convertible Preferred Stock of the Corporation designate additional directors to the Board of Directors of the Corporation pursuant to the exercise of the rights granted to such holders under Section 2(e) of the Certificate of Designations relating to such Series R or Series W Preferred Stock, then, in addition to the voting rights set forth in clause (a) above, the number of directors constituting the entire Board of Directors shall automatically be increased by two and the holders of Series Y Preferred Stock shall have the exclusive right, voting separately as a class, to elect such two additional directors of the Corporation until such time as the events set forth in clauses (i), (ii), (iii) and (iv) above shall have been cured (and, in the case of clause (iv), the rights of the holders of such Series R or Series W Preferred Stock, terminated), at which time the term of office of the two directors elected shall terminate, the number of directors constituting the entire Board of Directors shall automatically be decreased by two and the right of the holders of the Series Y Preferred Stock to vote pursuant to the provisions of this clause (e) shall terminate, subject to revesting in the event of each and every subsequent default or event of the character and for the time above mentioned.

          At any time when voting rights shall, pursuant to the provisions of this clause (e), be vested in the Series Y Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent (10%) of the outstanding shares of Series Y Preferred Stock addressed to the Secretary of the Corporation, call a special meeting of holders of the Series Y Preferred Stock and of any other series of stock entitled to vote thereon. Such meeting shall be held at the earliest practicable date at the place at which the last preceding annual meeting of the stockholders of the Corporation was held, but may be held at the time and place of the annual meeting if such annual meeting is to be held within 60 days after such voting rights shall be vested in the Series Y Preferred Stock. If such meeting shall not be called by the proper officer of the Corporation as required within 20 days after personal service of the said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent (10%) of the outstanding shares of Series Y Preferred Stock may designate in writing one of their number to call such meeting and such meeting may be called by such person designated upon the notice required for annual meetings of stockholders and shall be held at the place at which the last preceding annual meeting of the stockholders of the Corporation was held. Any holder of Series Y Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to these provisions.

          3. Dividends. (a) No dividends shall accumulate on the Series Y
             ---------
Preferred Stock. In the event the Corporation shall declare a cash dividend on any series of Preferred Stock, then, in each such case, the dividend shall be distributed ratably among the hold-

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                                      -4-

ers of Series Y Preferred Stock and any other series of Preferred Stock then entitled to share in such dividend in proportion to the aggregate liquidation preference of the shares of Series Y Preferred Stock and any such other series of Preferred Stock held by each holder of Preferred Stock.

          (b) In the event the Corporation shall declare a cash dividend on the Common Shares, then, in each such case, the holders of Series Y Preferred Stock shall be entitled to a proportionate share of any such dividend as though the holders of the Series Y Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which the shares of Series Y Preferred Stock are convertible as of the record date fixed for the determination of the holders entitled to receive such dividend.

          (c) Cash dividends shall be paid only when, as and if declared by unanimous vote of the Board of Directors.

          4. Liquidation Preference. (a) Upon the dissolution, complete
             ----------------------
liquidation or winding up of the Corporation, the holder of each share of Series Y Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Shares or any other class of capital stock ranking junior to the Series Y Preferred Stock upon liquidation which may be authorized and issued from time to time, an amount per share of Series Y Preferred Stock equal to the greater of (1) $7.00 per share of Series Y Preferred Stock (the "Original Series Y Issue Price") plus an amount per annum equal to 5% of the Original Series Y Issue Price calculated from the Series Y Original Issue Date for such share of the Series Y Preferred Stock and minus for each year or portion thereof after such Series Y Original Issue Date the lesser of (i) the amount of any cash dividends paid in respect of such share of Series Y Preferred Stock or (ii) an amount equal to 5% of the Original Series Y Issue Price (the "Series Y Liquidation Preference"); provided that if the amounts
                                               --------
distributable to stockholders are not sufficient to make full payment of the aforesaid preferential amounts to the holders of the Series Y Preferred Stock in accordance herewith and to the holders of each other series of Preferred Stock ranking on a parity with the Series Y Preferred Stock, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount distributable to stockholders shall be distributed among the holders of the Series Y Preferred Stock and each other series of Preferred Stock entitled to participate therein in proportion to the liquidation preference of the shares held by each such holder and (2) the sum of (x) the excess of the Series Y Liquidation Preference per share over the Original Series Y Issue Price per share plus (y) the amount (the "Shared Allocation") that the holder of a share of Series Y Preferred Stock would receive upon such distribution if all shares of Series Y Preferred Stock and any other series of Preferred Stock entitled to similar rights in connection with such distribution were converted into Common Shares immediately after the distribution

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                                      -5-

of the amount referred to in clause (x) and any similar distribution required by another series of Preferred Stock and immediately prior to any further distribution to stockholders.

          (b) Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily.

          (c) In the event the assets of the Corporation available for distribution to the holders of shares of Series Y Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay the Series Y Liquidation Preference in full, no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation ranking on a parity with or junior to the shares of Series Y Preferred Stock upon such dissolution, liquidation or winding up unless, in the case of any capital stock ranking on a parity with the Series Y Preferred Stock, distributive amounts shall be paid on account of the shares of Series Y Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          5. Conversion upon Initial Public Offering. (a) The Corporation shall
             ---------------------------------------
have the right, exercisable at its option, on, or before the date of the first anniversary of, the date on which the Corporation consummates its initial sale of its Common Stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of not less than $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits and reclassifications) and aggregate proceeds of not less than $75,000,000 (a "Public Offering"), to convert in whole the Series Y Preferred Stock then outstanding into shares of Common Stock (a "Forced Conversion") in accordance with the terms of this Section 5, provided, however,
                                                             --------  -------
that the aggregate proceeds of a Public Offering set forth in the preceding clause shall be not less than $50,000,000 in the event that (i) the underwriters) advises the Corporation that the market would accept a Public Offering in the amount of $75,000,000 or greater and (ii) the Corporation requires proceeds at that time of less than $75,000,000 and no security holder of the Corporation having piggyback registration rights desires at that time to sell such securities in a secondary offering so as to increase the size of the offering to $75,000,000; provided, further, however, that a Forced Conversion
                         --------  -------  -------
may not be completed prior to, but may be completed concurrent with, the consummation of a Public Offering. Upon the date of any Forced Conversion each share of Series Y Preferred Stock shall be converted into the number of shares of Common Stock into which such share of Series Y Preferred Stock could then be converted pursuant to Section 7 hereof.

          (b) The Corporation shall give written notice of a Forced Conversion (the "Forced Conversion Notice") at least 5, but not more than 20, days prior to the date fixed for conversion to each holder of outstanding shares of Series Y Preferred Stock, at such holder's address as it appears on the transfer books of the Corporation. If the Forced Conversion No-

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                                      -6-

tice is given prior to consummation of a Public Offering, it shall state that the Forced Conversion is conditioned upon consummation of the Public Offering. The Forced Conversion Notice shall state:

          (i) the Series Y Liquidation Preference per share of Series Y Preferred Stock;

          (ii) the Market Price (as hereinafter defined) of a share of Common Stock (or the estimated initial public offering price in the case of a Forced Conversion Notice given prior to the consummation of a Public Offering) and the number of shares of Common Stock issuable upon the Forced Conversion of one share of Series Y Preferred Stock,

          (iii) the date fixed for the Forced Conversion; and

          (iv) that the holder is to surrender to the Corporation, at the place or places where certificates for shares of Series Y Preferred Stock are to be surrendered for conversion, in the manner designated, his certificate or certificates representing the shares of Series Y Preferred Stock to be converted.

          6. Reacquired Shares. Any shares of Series Y Preferred Stock
             -----------------
converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled upon acquisition thereof and shall not be reissued by the Corporation.

          7. Conversion. The holders of the Series Y Preferred Stock shall have
             ----------
conversion rights as follows (the "Conversion Right"):

          (a) Right to Convert. Each share of Series Y Preferred Stock shall be
              ----------------
     convertible, at the option of the holder thereof, at any time after the Series Y Original Issue Date of such share at the office of the Corporation or any transfer agent for the Series Y Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Y Issue Price by the Conversion Price at the time in effect for such share plus, in the case of a Forced Conversion or a conversion at the election of the holder, a number of shares of Common Stock equal to the quotient of (i) the excess of the Series Y Liquidation Preference over the Original Series Y Issue Price, divided by (ii) the Market Price of a share of Common Stock, all determined as of the date of conversion in the case of conversion by a holder, or as of a date not more than 10 days prior to the date of mailing of a Forced Conversion Notice. The initial "Conversion Price" per share for shares of Series Y Preferred
                  ----------------
     Stock shall be the Original Series Y Issue Price subject to adjustment as set forth in subsections 7(c)(i) and 7(c)(ii).

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                                      -7-

          The "Market Price" of the Common Stock on any Stock Trading Day means the average for a period of 20 consecutive Stock Trading Days ending within ten days of the date of determination of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices (or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated or, if the Common Stock is not listed or traded on any national securities exchange and prices for the Common Stock are not reported by Nasdaq or the National Quotation Bureau Incorporated, the value established by two-thirds of the Board of Directors of the Corporation as the fair market value of a share of Common Stock, which value shall not be higher than the value per share received upon issuance of Common Stock to an unaffiliated third party within three months prior to the date of determination, if any; provided that, if two-thirds of the
                                        --------
     Board of Directors shall not establish the Market Price, then the Market Price shall be determined by an independent accounting firm or an investment bank which is not an affiliate of the Corporation, in either case of nationally recognized standing, and provided, further, that if the
                                                 --------  -------
     Market Price is determined for purposes of a Forced Conversion Notice of which is given prior to or within 30 days after the closing of a Public Offering, the Market Price of a share of Common Stock shall be the price to the public in such Public Offering.

          "Stock Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Market Price or Fair Market Value (as hereinafter defined) is open for trading or quotation.

          (b) Mechanics of Conversion. Before any holder of Series Y Preferred
              -----------------------
     Stock shall be entitled to convert the same into shares of Common Stock or receive the shares of Common Stock into which the Series Y Preferred Stock has been converted, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series Y Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and, in the case of partial conversions, a certificate

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                                      -8-

     or certificates for the number of shares of Series Y Preferred Stock which have not been converted. Such conversion shall be deemed to have been made
     (i) (other than in the event of a Forced Conversion) immediately prior to the close of business on the date of such surrender of the shares of Series Y Preferred Stock to be converted and (ii) in the case of a Forced Conversion, on the date fixed for conversion (which in no event shall occur prior to the consummation of the Public Offering), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          (c) Conversion Price Adjustments of Series Y Preferred Stock. The
              --------------------------------------------------------
     Conversion Price of the Series Y Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) In the event the Corporation should at any time or from time to time after the Series Y Original Issue Date of any share of Series Y Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Share Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Share Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of such share of Series Y Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of such share shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Share Equivalents. The aggregate maximum number of shares of Common Stock deliverable pursuant to Common Share Equivalents shall be deemed to have been issued at the time such Common Share Equivalents were issued. However, upon the expiration of such Common Share Equivalents where none, or only a portion, of the aggregate maximum number of shares of Common Stock issuable thereunder were actually issued, the Conversion Price of such share of Series Y Preferred Stock, to the extent in any way affected by the issuance of such Common Share Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued.

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                                      -9-

               (ii) If the number of shares of Common Stock outstanding at any time after the Series Y Original Issue Date of any share of Series Y Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for such share of Series Y Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of such share shall be decreased in proportion to such decrease in outstanding shares.

               (iii) Without the prior written consent of the holders of a majority of the outstanding shares of Series Y Preferred Stock, the Corporation will not issue any equity securities at a price below the Fair Market Value of such equity securities except that the Corporation may issue to officers and employees of the Corporation options and stock appreciation rights (collectively, the "Management Incentive Shares") at a value below the Fair Market Value (a) for an aggregate of not greater than 1,540,000 shares of Common Stock and (b) as otherwise may be permitted by a Management Incentive Shares plan approved by the Board of Directors of the Corporation.

               (iv) For the purposes of this Certificate of Designations, "Fair Market Value" of a share of any equity security on any date means the average for a period of 10 consecutive Stock Trading Days immediately prior to such date of the high and low sale prices (or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the security is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated or, if the security is not listed or traded an any national securities exchange and prices for the security are not reported by Nasdaq or the National Quotation Bureau Incorporated, the value established by two-thirds of the Board of Directors of the Corporation, in the good faith exercise of its reasonable business judgment, as the fair market value of such security.

          (d) Other Distributions. In the event the Corporation shall declare a
              -------------------
     distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 7(c), then, in each such case for the purpose of this subsection

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                                      -10-

     7(d), the holders of the Series Y Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series Y Preferred Stock are convertible, at the election of the holder, as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (e) Recapitalization. If at any time or from time to time there shall
              ----------------
     be a recapitalization of the Common Shares (whether by merger, consolidation, combination or otherwise, but not including a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7 or Section 8), provision shall be made so that the holders of the Series Y Preferred Stock shall thereafter be entitled to receive upon conversion of the Series Y Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion, at the election of the holder, would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series Y Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series Y Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (f) No impairment. The Corporation will not, by amendment of this
              -------------
     Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series Y Preferred Stock against impairment.

          (g) No Fractional Shares and Certificate as to Adjustments.
               ------------------------------------------------------

          (i) No fractional shares shall be issued upon conversion of the Series Y Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series Y Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series Y Preferred Stock pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series Y Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Y Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such holder's Series Y Preferred Stock.

          (h) Notices of Record Date. In the event of any taking by the
              ----------------------
     Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series Y Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

          (i) Reservation of Stock Issuable upon Conversion. The Corporation
              ---------------------------------------------
     shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series Y Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Y Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Y Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series Y Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (j) Notices. Any notice required by the provisions of this Section 7
              -------
     to be given to the holders of shares of Series Y Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

          8. Merger, Consolidation. At any time, in the event of:
             ---------------------

          (i) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity, or

          (ii) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Corporation's sale) at least 50% of the voting power of the purchasing entity, then

               (a) Holders of the Series Y Preferred Stock shall receive for each share of such stock in cash or in securities received from the acquiring entity or entities, or in a combination thereof, at the closing of any such transaction, the greater of (1) the Series Y Liquidation Preference; provided that if the amounts distributable to
                                  --------
          stockholders are not sufficient to make full payment of the aforesaid preferential amounts to the holders of the Series Y Preferred Stock in accordance herewith, then, subject to the rights of series of Preferred Stock which may from time to time come into existence, the entire amount distributable to stockholders shall be distributed among the holders of the Series Y Preferred Stock and any other series of Preferred Stock entitled to participate therein in proportion to the liquidation preference of the shares held by each such holder and (2) the sum of (x) the excess of the Series Y Liquidation Preference per share over the Original Series Y Issue Price plus (y) the Shared Allocation.

               (b) The Corporation shall give each holder of record of Series Y Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 8, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the
                  --------  -------
          written consent of the holders of a majority of the voting power of the Series Y Preferred Stock.

               (c) The provisions of this Section 8 are in addition to the provisions of Section 2 hereof.

          9. Preemptive Rights. (a) Until such time as a Public Offering has
             -----------------
been consummated, except with respect to Exempt Issuances (as defined below), if the Corporation proposes to issue any shares of capital stock ("New Shares"), warrants, options or other rights to acquire capital stock of the Corporation ("Rights") or notes, debentures or other securities convertible into or exchangeable for shares of capital stock of the Corporation ("Convertible Securities"), the Corporation will deliver to the holders of Series Y Preferred Stock a written notice (the "New Issuance Notice") not more than 45 days, and not less than 30 days, prior to the date of completion of such issuance (the "New Issuance") or, if earlier, the date of execution of definitive documentation with respect thereto, stating the price and other terms and conditions thereof. Each holder of Series Y Preferred Stock shall have the right, exercisable within 21 days of the receipt by such holders of the New Issuance Notice, to purchase (or be issued without consideration if the New Shares. Rights or Convertible Securities to be issued in the New Issuance (the "New Issuance Securities") are to be issued without consideration) all or any part of its Pro Rata Share (as hereinafter defined) of the New Issuance Securities at the price and on the terms on which the Corporation proposes to make the New Issuance, such price to be paid in full in cash or by check against the issuance and delivery of the New Issuance Securities; provided, however,
                                                          --------  -------
that if the Corporation proposes to issue any notes, debentures or other debt securities of the Corporation to which are attached any Rights exercisable for a nominal exercise price, each holder of Series Y Preferred Stock may purchase all, or any part of its Pro Rata Share of such Rights by purchasing the note, debenture or other debt security to which such Right is attached, in the time period and at the price and terms (including payment therefor) specified above for New Issuance Securities.

          "Pro Rata Share" means the ratio, expressed as a percentage, of (i) the total number of shares of capital stock of the Corporation owned by a holder of Series Y Preferred Stock on a fully diluted, as-converted basis to (ii) the total number of issued and outstanding shares of capital stock of the Corporation, on a fully diluted, as-converted basis (but excluding shares of capital stock issued, and shares of capital stock reserved for issuance pursuant to Rights and Convertible Securities issued, in an Exempt Issuance, as hereinafter defined).

          (b) Notwithstanding Section 9(a), the holders of Series Y Preferred Stock shall have no rights to subscribe for New Issuance Securities issued by the Corporation (i) to directors, officers or employees of advisors or consultants to the Corporation or one of its subsidiaries pursuant to an incentive compensation, bonus or stock purchase or other similar plan approved in good faith by the Board of Directors of the Corporation, (ii) as consideration in connection with an acquisition by the Corporation or one of its subsidiaries on an arm's length basis, (iii) that are issued in connection with a financing in which a substantial preponderance of the proceeds are derived from the issuance of debt securities of the Corporation, so long as at the time of issuance such New Issuance Securities and all other New Issuance Securities so issued in the immediately preceding twelve-month period represent, in the aggregate, less than 2.5% of the Common Stock of the Corporation outstanding, (iv) pursuant to a sale of its Common Stock in a firm commitment underwriting registered under the Securities Act of 1933, as amended, (v) pursuant to the exercise of Rights or the conversion or exchange of Convertible Securities in existence on the first date any Series Y Preferred Stock is issued and outstanding, (vi) pursuant to a stock split, stock dividend or other distribution made on a pro rata basis to all holders of capital stock of the
                       --- ----
Corporation or (vii) issued in a transaction permitted by this Section 9(b) (each, an "Exempt Issuance").

          (c) For purposes of this Section 9, all references to holders of Series Y Preferred Stock shall also include holders of the Common Stock into which such Series Y Preferred Stock has been converted.

          (d) The provisions of this Section 9 are in addition to the provisions of Section 7(c)(iii) hereof.

          IN WITNESS WHEREOF, U.S.I. HOLDINGS CORPORATION has caused this certificate to be executed by Bernard H. Mizel and Ernest J. Newborn, II, being the Chief Executive Officer and Secretary, respectively, of the Corporation this 21st day of December, 2001.


                                                    /s/ Bernard H. Mizel
                                                    ----------------------------
                                                    Chief Executive Officer


ATTEST:


/s/ Ernest J. Newborn
---------------------
Secretary